EXHIBIT 4.3

[Certain portions of this exhibit have been redacted pursuant to Instruction 4(a) of the Instructions as to Exhibits of Form 20-F.]

IT SYSTEM TRANSITION SERVICES AGREEMENT

BETWEEN

PT TELKOM INDONESIA (PERSERO) Tbk

AND

PT TELEKOMUNIKASI SELULAR

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[This part is redacted because it is part of our Trade Secret and it is not material for Investors]

IT SYSTEM TRANSITION SERVICES AGREEMENT

BETWEEN

PT TELKOM INDONESIA (PERSERO) Tbk

AND

PT TELEKOMUNIKASI SELULAR

xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

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This IT System Transition Services Agreement (“Agreement”) is made on 6 April 2023 by and between:

1.

PT TELKOM INDONESIA (PERSERO) Tbk., a Telecommunication Services and Networks Provider public company, established pursuant to the laws of the Republic of Indonesia, domiciled at Jalan Japati No. 1, Bandung-40133 (hereinafter referred to as “TELKOM”); and

2.

PT TELEKOMUNIKASI SELULAR, a company organised and established pursuant to the laws of the Republic of Indonesia, domiciled at Telkom Landmark Tower, Tower-1 Level 1-23, Jl. Jendral Gatot Subroto Kav. 52, South Jakarta 12710 (hereinafter referred to as “TELKOMSEL”).

Hereinafter TELKOM and TELKOMSEL are collectively referred to as the “Parties” and individually referred to as a ”Party”. The Parties agree first to consider and take account of the following matters:

1.

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2.

Whereas the Parties have signed a Conditional Spin-off Agreement (“CSA”) TELKOM xxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx on the same date as this Agreement which regulates the terms of transfer of IndiHome services from TELKOM to TELKOMSEL through the spin-off mechanism.

3.	Whereas in order to provide TELKOMSEL Services, the Parties agree to enter into cooperation where TELKOM will provide the IT System Services to TELKOMSEL.

1ARTICLE 1
DEFINITION

Unless otherwise specified in connection with the sentences in the relevant articles, the Parties agree that the meaning stated and applicable in this Agreement shall be as contemplated in Schedule I of this Agreement.

2ARTICLE 2
PURPOSE AND OBJECTIVE

1.	The Parties agree to enforce this Agreement on a non-exclusive basis.
2.

TELKOM will provide the IT System Services for the purposes of TELKOMSEL's preparation to provide IT system services independently in the future, including providing various data, information, and knowledge as described in Article 3 of this Agreement.

3ARTICLE 3
SCOPE OF SERVICES
1.	The Parties agree that TELKOMSEL will cooperate with TELKOM where TELKOM will provide the IT System Services for TELKOMSEL in providing TELKOMSEL Services with the following scope:
a.	The IT services shall consist of:
1)	Service and platform maintenance (software and hardware);
2)	Technical managed operation;
3)	Ticket handling and SRSM (service request support and management) related to the IT system;
4)	Application enhancement and capacity expansion;
5)	IT Audit and Compliance;
6)	System and data migration;
7)	Coordination, performance evaluation and reporting,

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b.	The billing and collection system operation services shall consist of:
1)	Billing operation support;
2)	Revenue assurance and fraud management
3)	Billing A/R, collection operation support; and
4)	Changes to the standard application configurations to support changes to the business parameter.

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2.

TELKOM will provide the equipment and human resources needed to provide the IT System Services to TELKOMSEL, xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx.

3.

The period of usage of each application in connection with the IT System Services shall follow the period xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx. The period of usage of the applications xxxxxxxxxxxx xxxxxxxxxxxxxxx may be amended pursuant to the agreement of the Parties, which shall be stated in an amendment/addendum, with prior written notification at least 6 (six) months in advance.

4ARTICLE 4
TERM OF THE AGREEMENT
1.	This Agreement shall be valid for 2 (two) years commencing from Legal Day-1 (“Effective Date”), notwithstanding this Agreement being signed before the Effective Date.
2.	The validity period of this Agreement may be extended in accordance with the agreement of the Parties, which shall be stated in writing in the amendment document to this Agreement.
3.

Subject to the provisions of Paragraph (2) of this Article, TELKOM agrees that in the event that TELKOMSEL (with written notification to TELKOM) still requires the IT System Services, then TELKOM is committed to extending the validity period of this Agreement to a period of 3 (three) years with the following terms and conditions:

a.	No later than 6 (six) months before the end of the term of this Agreement, the Parties shall conduct negotiations to determine the period for the extension of the term of cooperation; and
b.

As part of the negotiations, the Parties agree to review the details of the IT System Services, the fee scheme of the IT System Services and other commercial or technical matters deemed necessary by the Parties.

5ARTICLE 5
RIGHTS AND OBLIGATIONS
1.	In addition to the obligations stipulated in other provisions in this Agreement, matters which shall also be the obligations of TELKOMSEL at its own expense and account, are as follows:
a.	Implement all provisions in this Agreement;
b.	Conduct penetration and security test regularly on the applications and systems of TELKOMSEL used in the IT System Services and carry out remediation if any security defect is found;
c.	Make payments for the IT System Services provided by TELKOM; and
d.

Pay for damages if proven to have committed a violation of this Agreement resulting in losses for TELKOM amounting to direct losses (excluding opportunity loss), in compliance with the provisions of Article 21 of this Agreement.

2.	In addition to the obligations stipulated in other provisions of this Agreement, matters which shall also be the obligations of TELKOM are as follows:
a.	Implement all provisions in this Agreement;
b.	Provide the IT System Services to TELKOMSEL based on each Work Order issued by TELKOMSEL for each of the IT System Services;

c.	Provide data, information, devices, and other resources needed to provide the IT System Services to TELKOMSEL in accordance with the provisions of this Agreement;
d.	Provide, operate, and maintain the facilities and equipment provided by TELKOM pursuant to this Agreement for the implementation of the IT System Services;
e.

Provide Service Desk for TELKOMSEL which includes IT System Services support facilities (first line support) to handle the inquiries, complaints and/or requests of TELKOMSEL (other than IT requirement) in connection with the IT System Services;

f.	Carry out transfer of knowledge for any and all matters relating to the provision of the IT System Services by TELKOM to TELKOMSEL during the term of this Agreement;
g.	Provide billing information related to the IT System Services to TELKOMSEL; and
h.

Pay for damages if proven to have committed a violation of this Agreement resulting in losses for TELKOMSEL amounting to direct losses (excluding opportunity loss), in compliance with the provisions of Article 21 of this Agreement.

3.	In addition to the rights stipulated in other provisions of this Agreement, matters which shall also be the rights of TELKOMSEL at its own expense and account, are as follows:

a.

Receive the IT System Services and any part thereof in accordance with the provisions of this Agreement for the provision of the IT System Services during the term of this Agreement in accordance with the provisions of this Agreement;

b.	Receive the equipment, data, information, and other resources needed to run the IT System Services from TELKOM in accordance with the provisions of this Agreement;
c.	Receive the transfer of knowledge for any and all matters relating to the provision of the IT System Services by TELKOM to TELKOMSEL during the term of this Agreement; and
d.

Receive damages if TELKOM is proven to have committed a violation of this Agreement resulting in losses for TELKOMSEL amounting to direct losses (excluding opportunity loss), in compliance with the provisions of Article 21 of this Agreement.

4.	In addition to the rights stipulated in other provisions of this Agreement, matters which shall also be the rights of TELKOM are as follows:
a.	Receive payment for the IT System Services from TELKOMSEL; and

b.

Receive damages if TELKOMSEL is proven to have committed a violation of this Agreement resulting in losses for TELKOM amounting to direct losses (excluding opportunity loss), in compliance with the provisions of Article 21 of this Agreement.

6ARTICLE 6
JOINT PLANNING PROGRAM (JPP)
1.

The Parties may, at any time, hold a Joint Planning Program meeting, with reasonable prior notice to the other Party. The implementation of the Joint Planning Program shall be carried out at least 2 (two) times in 1 (one) year. Based on the agreement of the Parties, the meeting may involve third-party suppliers in technical matters if deemed necessary.

2.

The Parties agree that the mechanism and implementation of the Joint Planning Program shall follow and be in line with other agreements relating to the provision of services infrastructure by TELKOM to TELKOMSEL, namely the Wholesale Agreement and/or Fixed Broadband Core Transition Agreement.

7ARTICLE 7
EVALUATION

1.	The Parties shall conduct evaluations of the fulfilment of performance of TELKOM in providing the IT System Services to TELKOMSEL.
2.	For evaluation purposes, TELKOM shall prepare periodic reports to TELKOMSEL using the mechanism xx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx.

8ARTICLE 8
WORK ORDER
1.

For each of the IT System Services required by TELKOMSEL, as set out in Article 3 of this Agreement, TELKOMSEL will issue a Work Order, and TELKOM shall provide the IT System Services based on such Work Order in accordance with the provisions of this Agreement.

2.

A Work Order may only be considered valid and binding when it has been signed by a TELKOMSEL officer at least at the level of the Vice President who oversees the IT Operation and Infrastructure functions (either using manual/wet signatures or electronic signatures in accordance with the applicable provisions) and when such Work Order has been accepted by TELKOM.

3.	For the provision of the IT System Services that have been completed by TELKOM based on each of the Work Orders issued by TELKOMSEL, a handover of work shall be carried out from

TELKOM to TELKOMSEL in the form of a Minutes of Acceptance of Test (“MAT”) signed by a TELKOMSEL officer of at least the level of General Manager who oversees the IT Operation and Infrastructure functions and by a TELKOM officer of at least at the level of Operation Senior Manager.

9ARTICLE 9
SERVICE LEVEL GUARANTEE
1.	The Parties will agree to a Service Level Guarantee which includes the Key Performance Indicators (KPls), xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx.
2.

TELKOM shall implement the measurement, monitoring tools and procedures necessary to measure the performance of the IT System Services based on the Service Level Guarantee through the mechanism xx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx.

3.

TELKOMSEL is entitled to receive compensation in the form of Service Credits from TELKOM if TELKOM charges service credits to its Subcontractor for the implementation of this Agreement which is carried out in the following month after TELKOM charges service credits to such Subcontractor. TELKOMSEL is only entitled to Service Credits with the mechanism and amount of service credits that TELKOM agrees with its Subcontractor.

4.

In the event that TELKOM can prove that the imposition of Service Credits on the IT System Services pursuant to this Agreement as well as the services pursuant to the Wholesale Agreement and the Fixed Broadband Core Transition Agreement was due to the same cause and occurred at 1 (one) time, then the following provisions apply:

a.

If several parameters of the Service Level Guarantee KPls pursuant to this Agreement udah are not achieved: the Parties agree that the imposition of Service Credits as contemplated in this Article will only be imposed in one parameter of the Service Level Guarantee KPls based on the root cause which the Parties will further agree upon in the Reconciliation and TELKOMSEL shall not be entitled to compensation in the form of Service Credits within other parameters of the KPls pursuant to this Agreement.

b.

If several parameters of the Service Level Guarantee KPls pursuant to this Agreement as well as the Wholesale Agreement or Fixed Broadband Core Transition Agreement are not achieved: The Parties agree that the imposition of Service Credits will only be imposed based on one of the agreements that have been made by the Parties, namely between this Agreement or among the Wholesale Agreement or Fixed Broadband Core Transition Agreement,

whereas the imposition of the Service Credits will be subject to the Service Level Guarantee of one of the Agreements which constitutes the root cause which will be further agreed upon by the Parties in the Reconciliation.

5.

TELKOM must ensure that there is no Disruption to the IT System Services. If there is a Disruption to the IT System Services, TELKOM will carry out an analysis and inspection in order to find out the causes of the Disruption to the IT System Services and if necessary, TELKOM will propose a backup plan for the IT System Services affected by the Disruption.

6.

The Parties may conduct developments, improvements, and adjustments to the Service Level Guarantee from time to time, including if there are changes to the scheme and Service Fees, which will be agreed upon by the Parties using the mechanism as regulated in Article 13 Paragraph (4) of this Agreement.

10ARTICLE 10
RECONCILIATION
1.

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2.	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx:

a.	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx;
b.	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxx;
c.	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx;
d.	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxx;
e.	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx.
3.	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx:
a.	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx.
b.	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

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4.	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx.

11ARTICLE 11
SUBCONTRACTOR
1.

TELKOM must obtain prior written approval from TELKOMSEL if TELKOM will appoint a Subcontractor or assign part of its obligations under this Agreement to a Subcontractor. TELKOMSEL agrees not to withhold or delay without clear reasons the granting of approval if the Subcontractor's performance or product meets TELKOMSEL's technical requirements.

2.

Before providing the IT System Services and based on TELKOMSEL's request from time to time, TELKOM shall provide TELKOMSEL with a list of the names and addresses of all Subcontractor that will perform or carry out any part of the provision of the IT System Services.

3.	TELKOM is the sole person responsible for every part of each of the IT System Services carried out by the Subcontractor and every action or conduct of the Subcontractor and all persons, whether directly or indirectly employed or instructed by TELKOM. TELKOM shall ensure compliance by Subcontractor and their employees with the terms and conditions of this Agreement.

4.

The coordination carried out by the Subcontractor with TELKOMSEL and/or otherwise which has an impact on the Service Fees or incurs additional costs for TELKOM, must be carried out with TELKOM's written approval.

5.

Without prejudice to other provisions in this Article, TELKOM shall carry out and/or ensure that the Subcontractor carry out any and all warranties from the Subcontractor. All agreements between TELKOM and the Subcontractor must state that the warranties provided by the Subcontractor includes warranties that are equal for TELKOM and TELKOMSEL and that such warranties can be enforced by TELKOM and/or TELKOMSEL. In the event that TELKOMSEL carries out the warranties given by the Subcontractor itself, TELKOM shall carry out all matters and provide the assistance needed so that TELKOMSEL can carry out the guarantees and warranties given by the relevant Subcontractor.

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1.

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2.

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3.	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx:
a.	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx.
b.	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

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13ARTICLE 13
SERVICES FEE
1.	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx
2.	The Parties agree that the Service Fees xxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx will not change for a period of 2 (two) years after the Effective Date of this Agreement.
3.

The Parties may agree on changes to the Service Fees no later than 6 (six) months before the end of the period as referred to in Paragraph (2) of this Article which shall be stated in an amendment to this Agreement.

4.

The Parties agree that with regards to: (i) changes to the Service Level Guarantee as set out in Article 9 of this Agreement; (ii) addition of penetration and security test xxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxx and/or (iii) changes to the business processes xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxx, the following provisions apply:

a.	If such changes result in costs other than the Service Fees, the Parties agree to regulate these additions and/or changes in an amendment/addendum to this Agreement.
b.

If such changes do not incur any costs, then the Parties agree to regulate the additions and/or changes in a minutes of agreement which will be signed by an officer of an equivalent level as the Vice President from each Party.

14ARTICLE 14
INVOICE FOR THE SERVICE FEES
1.	The invoicing of the Service Fees by TELKOM shall be carried out monthly based on invoices sent from TELKOM to TELKOMSEL whether electronically or manually.
2.	TELKOM shall invoice TELKOMSEL by sending the invoice documents, namely:
a.	The invoice;
b.	The tax invoice; and
c.	The minutes of Reconciliation.

15ARTICLE 15
PAYMENT PROCEDURES AND TIMES

1.

The payment of the Service Fees shall be carried out by TELKOMSEL no later than 30 (thirty) Calendar Days as of the complete and correct receipt of TELKOM's invoice documents, in accordance with Article 14 of this Agreement, provided that if such date falls on a holiday, then the payment shall be made on the subsequent Business Day.

2.	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

xxxxxxxxxxxxxxx:xxxxxxxxxxxxxxxx

xxxxxxxxxxxxxxxxxxxx:xxxxxxxxxxxxxxxxxxx xxxxxxxxxx

xxxxxxxxxxxxx:xxxxxxxxxxxxxxxx

xxxxxxxxxxxxxxxxxx:xxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

xxx

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xxxxxxxxxxxxxx:xxxxxxxxxxxxxxxxx

xxxxxxxxxxxxxx:xxxxxxxxxxxx

xxxxxxxxxxxxxx:xxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

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3.

TELKOM entitled to impose a fine for every day of late payment by TELKOMSEL based on the payment schedule, the amount of which is 1‰  (one per mil) for every day of late payment by TELKOMSEL based on the payment schedule above with a maximum charge of 3% (three percent) of the invoice value that is due.

16ARTICLE 16
TAXES AND DUTIES
1.

All taxes, duties and other costs arising for the purpose of the implementation of this Agreement shall be the liability and responsibility of each Party in accordance with the applicable tax regulations and determined by the government.

2.	In the event that there is a change in the taxation and duty provisions by the government, the Parties agree to refer to the new taxation and duty provisions.
3.	The Parties agree to assist each other in fulfilling each Party's obligations relating to taxes, duties and other costs based on applicable tax provisions arising from the implementation of this Agreement.

17ARTICLE 17
INTELLECTUAL PROPERTY RIGHTS
1.	The Parties agree that any IPR brought by each Party in the provision of the IT System Services to implement this Agreement shall remain the property and/or within the control of each Party.
2.

Each Party is responsible and obliged to maintain the ownership and/or control over the IPR and everything related to the IPR, in connection with the provision of the IT System Services pursuant to this Agreement, as well as represents and warrants that the ownership and/or control over the IPR by each Party are obtained legally without any violation of law.

3.

Each Party represents and warrants that the use of the IPR owned by and/or within the control of each Party in the provision of the IT System Services does not (and will not) violate or conflict with the applicable laws and regulations nor does it violate and/or impair the rights and/or legal interests of any third party.

4.	Each Party shall fully protect, indemnify, defend, release, and discharge the other Party from and against as well as in connection with any legal proceedings (whether civil or criminal), claims, lawsuits, demands, objections, losses, obligations, responsibilities, costs, arising from or caused by the usage and/or exploitation of any IPR brought by each Party in the provision of the IT System Services pursuant to this Agreement.

5.

During the term of this Agreement, in the event that TELKOMSEL and/or any third party appointed by TELKOMSEL intends to receive a copy, take, use, exploit, develop, modify and/or duplicate the source code, systems, data and information (including parts thereof) for in-house applications related to the IT System Services xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxx, the Parties will coordinate and agree on the mechanisms that need to be implemented to fulfil such purpose in accordance with the provisions/agreements on the relevant in-house applications that have been agreed between TELKOM and the third party.

6.

In the event that the applications related to the IT System Services violate the IPR of any other party or there is an application that, for whatever reason, needs to be stopped operating so that it can affect the provision of the IT System Services, then each Party shall replace part or parts of the applications related to the affected IT System Services and ensure that the provision of the IT System Services and the implementation of this Agreement are not impaired.

18ARTICLE 18
SECURITY REQUIREMENTS, CYBER SECURITY AND PROTECTION OF CUSTOMER DATA AND PERSONAL DATA

Without prejudice to the obligations carried out by each Party pursuant to this Agreement, particularly in terms of the provisions below relating to the provision of the IT System Services and/or obtaining of access by one of the Parties to the system, data and/or customer data of the other Party, the Parties must comply with the provisions set out in this Article, as follows:

1.	Security
a.	Each Party shall follow the legal and reasonable instructions that have been determined and given by the other Party within the scope of this Agreement; and
b.

If necessary and with the agreement of the Parties, in the event that there is a need for access to a hardware location belonging to one of the Parties which is related to the scope of this Agreement, the Party requiring access to such location shall follow the provisions or regulations that have been determined and provided by the other Party (or third party) that manages and owns the hardware location.

2. Cyber Security

During the term of this Agreement, each Party shall comply with cyber security provisions as regulated in Article 19 of this Agreement.

3. Protection of Data and Customer Data

a.

Every personnel, agent, subcontractor, partner/associate, or affiliate of each Party, or other party acting for or on behalf of or in the interests of each Party of one of the Parties who (will) have access to the internal, confidential, limited, and registered information or data of the other Party must first be approved by the other Party within a period determined by the Parties so that the relevant person can carry out the processing of such information and data. Each Party must ensure that its personnel report as soon as possible (maximum within 24 (twenty-four) hours as of the initial identification) of any incident that would or could harm, endanger, and/or affect the security of the information and data directly to the other relevant Party.

b.

Without the prior written consent from the other Party, either Party may not (i) use any data or information provided or used by the other Party or obtained or received from the other Party in the framework of, for the purposes of, and/or in connection with the implementation of the Agreement (including but not limited to each Party's customer data), other than for the purposes of implementing what is regulated in and by this Agreement; (ii) disclose, provide, or transfer or assign in any way, including by renting or selling, such data to or for the benefit of any party and in any way; or (iii) cause the data to be accessed or viewed in any way by any third party.

c.

Furthermore, in the event that consent is given by one of the Parties, the other Party must ensure that any processing activities of such Party's data and such Party's customer data by the other Party or its Subcontractor and other personal information:

1)

comply with all applicable laws, rules and regulations in the Republic of Indonesia, including but not limited to (i) Law No. 27 of 2022 concerning Personal Data Protection; (ii) Law No. 11 of 2008 concerning Electronic Information and Transactions, as amended by Law No. 19 of 2016; (iii) Government Regulation No. 71 of 2019 concerning the Implementation of Electronic Systems and Transactions; (iv) Minister of Communications and Information Technology Regulation No. 20 of 2016 concerning

Data Protection in Electronic Systems and (v) other laws and regulations relating to personal data published from time to time;

2)

the processing of personal data shall be carried out in accordance with the principles of personal data protection which is carried out (i) in a limited and specific manner, legally and transparently, (ii) in accordance with the objectives, (iii) by guaranteeing the rights of the individual owner of the personal data (personal data subject), (iv) accurately, completely, not misleadingly, up to date and responsibly, (v) by protecting the security of the personal data from unauthorized access, unauthorized disclosure, unauthorized alteration, deletion of personal data, (vi) by informing the purpose and processing activities, as well as failure to protect the personal data, (vii) destruction and/or deletion of personal data after the retention period ends or based on the request of the individual owner of the personal data (personal data subject), unless otherwise determined by the laws and regulations, and (viii) carried out responsibly and can be clearly proven;

3)

ensure the accuracy, completeness and consistency of the personal data by carrying out verification, recording the personal data processing activities, protecting and ensuring the security of the personal data processed by developing and implementing operational technical measures against interference with the personal data processing and determining the level of security of the personal data, storing and safeguarding the customer data of other Parties in strict confidentiality, using appropriate degrees to avoid unauthorized processing of each Party's customer data and preventing unauthorized access to personal data by using a reliable, safe and responsible electronic security system, carrying out supervision of each party that is involved in the processing of personal data under its control;

4)	shall ensure that the electronic system used for the data processing is reliable, safe and responsible;

5)	considers the applicable laws and regulations and/or instructions from the Party controlling personal data, it shall terminate the processing activities based on:
a)	the expiration of the agreed retention period;
b)	the achievement of the data processing objectives;
c)	a request from one of the Parties (including from such Party's customers); and/or
d)	no relation to the completion of the legal proceedings of a case, and/or the personal data is obtained and/or processed unlawfully.
6)	terminate or suspend the processing of personal data no later than 2x24 (two times twenty-four) hours after a written request from one of the Parties (including from such Party's customers).
7)

If the termination or suspension of the processing of the personal data cannot be fulfilled within the period as contemplated in Number (6) of this Letter, then the Party processing the personal data shall notify the

Party controlling the personal data within the above period. The notification provided by the Party processing the personal data must also include an estimate of the time required to terminate or suspend the processing of the personal data;

8)	in the event of a failure to protect the personal data, it shall provide written notification to the Party controlling the personal data no later than 2 x 24 (two times twenty-four) hours;
9)	shall provide audit track records in accordance with the applicable laws and regulations;
10)	if further required by applicable laws and regulations, it shall provide, educate, train, and ensure the personnel who are in charge of and responsible for the protection of personal data.
d.	Furthermore, without prejudice to any other provisions of this Agreement, each Party must:
1)

only use and/or collect the other Party's data and/or the personal data of the other Party's customers pursuant to this Agreement for the purposes of implementing this Agreement or as required by law, regulation and/or court order;

2)	not disclose the data of other Parties and/or customers of other Parties (including personal data);
3)

protect the other Party's data and/or the personal data of the other Party's customers pursuant to this Agreement from misuse, unauthorised processing, loss and unauthorized access, modification or disclosure, retention that does not comply with the security standards, as well as unauthorized deletion or destruction of data according to its purpose;

4)	unless otherwise agreed by the other Party, ensure that the other Party's data and/or the personal data of the other Party's customers is stored in Indonesia and is not available in other countries;
5)

procures to ensure that each person employed by the Party, its Affiliates, and subcontractors, has a specific, inherent, and non-shareable level of access, which will enable such person to gain access to the other Party's data and/or the personal data of the other Party's customers will not access, use, disclose or store the data provided under this Agreement with unlawful means; and

6)

create, guarantee and implement appropriate policies, procedures and roadmap as well as the related access controls and other technological measures, to ensure that the other Party's data and/or the personal data of the other Party's customers provided to such Party under this Agreement, which includes: (i) identification of the other Party's data and/or personal data of the other Party's customers from its own data and the personal data of its customers, (ii) restrictions on access rights to the other Party's data and/or the personal data of the other Party's customers, and (iii) the mechanism for protecting the other Party's data and/or the personal data of the other Party's customers.

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2.	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx:
a.	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

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b.	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx;
c.

xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

d.	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxx
e.	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx;xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx.
3.	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx.

4. xxxxxxxxxxxxxxxxxxxxxxxxxxxxx

a.

xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx.

b.

xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx.

20ARTICLE 20
CONFIDENTIALITY

1.

The Parties agree to treat all terms and conditions stated in this Agreement and any data, information or knowledge obtained in connection with the negotiation or execution of this Agreement as Confidential Information which cannot be disclosed to third parties without obtaining prior approval from one of the Parties, except for the implementation of the provision of the IT System Services, provided that the foregoing will not apply to information or knowledge which: (i) a Party can demonstrate that it has previously legally controlled it prior to disclosure by the Party in question; (ii) is generally known to the public and such knowledge was not obtained through the violation of laws and regulations; (iii) has become generally known to the public without any error on the part of the relevant Party; (iv) obtained by a Party subsequently without breach of confidentiality from another source; (v) ordered to be disclosed based on a court order or based on the applicable laws and regulations, whereas the disclosure of which must be carried out in prior coordination with the other Party.

2.

Notwithstanding the foregoing, the Parties may disclose limited information of one of the Parties to their employees and subcontractors related to the provision of the IT System Services where such disclosure is necessary for the provision of the IT and Billing can be carried out, provided that the

Party disclosing the Confidential Information shall ensure that its employees and agents are subject to, and mandatorily require, subcontractors and their employees to comply with the confidentiality provisions under this Agreement.

3.	This confidentiality provision shall remain in effect for 5 (five) years as of the end of the term of this Agreement.

21xxxxxxxxxxxxx
xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx
1.

xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx.

2.

xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx

3.

xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx.xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx.

4.	xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx.

22ARTICLE 22
FORCE MAJEURE
1.	In the event of a Force Majeure, then the party experiencing the Force Majeure shall notify the other Party in writing, namely:
a.	The occurrence of a Force Majeure within 7 (seven) Calendar Days as of the occurrence of the Force Majeure,
b.	The cessation of the Force Majeure within 7 (seven) Calendar Days as of the cessation of the Force Majeure,

by including the supporting documents to prove the situation or development of the Force Majeure, including photographs, chronological documents and/or copies of statements of Force Majeure issued by the authorized party/agency and officially declared by the authorized Government Official in accordance with the applicable laws and regulations, if available.

2.

Force Majeure is an event, circumstance/condition, or incident that occurs beyond the reasonable ability, power, or control of a Party and is not caused by the fault of that Party, and such event, circumstance/condition, or event hinders, impedes, or delays that Party in carrying out its obligations under this Agreement. What is called or categorized as Force Majeure includes but is not limited to:

a.	Natural disasters, such as floods, landslides, volcanic eruptions, hurricanes, storms, earthquakes, or lightning;
b.	Infectious disease outbreaks;
c.	Insurrection, riot, civil unrest, war (whether declared or undeclared), or military action;
d.	Fire;
e.	Embargo,
f.	Strike;
g.	Sabotage;
h.	Unavailability of electrical power;
i.

Disruption to the telecommunications networks, both terrestrial and extra-terrestrial (space), caused by events occurring in space including, but not limited to, sun-outage, solar eclipse, astronomical event, or meteorite occurrence;

j.

The issuance of a decision, policy, regulation, or implementation of an action, by an authorized party that directly inhibits, precludes, or delays the implementation of a Party's obligations under this Agreement.

3.

The negligence or delay of the Party experiencing Force Majeure in fulfilling the notification obligations referred to in Paragraph (1) of this Article, shall result in the non-recognition of the event referred to in Paragraph (2) of this Article as Force Majeure.

4.

When the Party experiencing Force Majeure is unable to carry out the necessary countermeasures thereby hampering the implementation of its obligations as regulated in this Agreement, then the Party not experiencing the Force Majeure event shall have the right to do the following:

a.

If a Force Majeure lasts for a period of 1 (one) month from the notification of a Force Majeure provided as contemplated in Paragraph (1) of this Article, the Parties can agree to discuss the continuation of the cooperation pursuant to this Agreement, including agreeing to temporarily suspend the IT System Services;

b.

If a Force Majeure lasts for 2 (two) consecutive months as of the notification of a Force Majeure as contemplated in Paragraph (1) of this Article, the Parties can agree to discuss the continuation of the cooperation pursuant to this Agreement, including terminating this Agreement.

5.	Failure to fulfill or carry out an obligation of one of the Parties according to this Agreement due to a Force Majeure condition shall not be considered a default or violation of this Agreement. All losses and costs suffered by either Party as a result of the occurrence of a Force Majeure shall not be the responsibility of and is not the responsibility of any other Party.

6.	A Force Majeure cannot be used as a basis by either Party to delay the payment obligations to the other Party which have arisen and are due before the occurrence of the Force Majeure.

23ARTICLE 23
FRAUD
1.	Either Party is prohibited from committing Fraud to the other Party.
2.	Where one Party is suspected of committing Fraud against another Party, then the other Party can submit a claim to the Party suspected of committing Fraud.
3.

The party suspected of committing Fraud must immediately provide clarification to the other Party by submitting the supporting evidence, no later than 14 (fourteen) Calendar Days as of the receipt of the claim.

4.

Where a Fraud is alleged to have originated from persons, companies/other legal entities, certain organizations that work or collaborate for the party suspected of committing a Fraud or its customers/users, then for clarification until the

Resolution of Fraud shall become the obligation and responsibility of the Party suspected of committing a Fraud according to the existing evidence.

5.

If within a period of more than 14 (fourteen) Calendar Days from the receipt of the claim as contemplated in Paragraph (2) of this Article, the Party suspected of committing a Fraud does not provide clarification, then the other Party may give written warnings 3 (three) times with a grace period for each warning letter of 7 (seven) Calendar Days to the Party suspected of committing a Fraud.

6.

If the alleged Fraud is proven, then the Party committing such Fraud shall be responsible for the Resolution of a Fraud and Party affected by such Fraud shall be released from all claims and responsibilities whatsoever and from any Party.

7.	If in the Resolution of a Fraud an agreement is not reached between the Parties, the settlement shall be carried out through a dispute resolution mechanism as regulated in this Agreement.
8.

If a Fraud is proven as contemplated in Paragraph (6) of this Article, while still complying with the provisions of Article 21 of this Agreement, the Party committing such Fraud must pay for damages and/or recalculate the costs that should be paid to the Party affected by such Fraud and/or third parties, if any.

9.

In addition to the sanction of damages as contemplated in Paragraph (8) of this Article, the Party committing a Fraud may also be subject to sanctions of termination of this Agreement unilaterally by the Party affected by the Fraud without waiting for a court judge's decision which has permanent legal force but does not eliminate the obligation for damages and other obligations that should be implemented according to this Agreement.

24ARTICLE 24
VIOLATIONS AND SANCTIONS
1.

If one of the Parties violates the applicable laws and/or regulations, causing harm to the other Party and/or third parties, then the Party committing the violation will release the other Party from all legal claims and responsibilities submitted by the third party.

2.

If losses occur due to the violations of the applicable laws and/or regulations while complying with the provisions of Article 21 of this Agreement, the Party committing the violation must be responsible and indemnify the losses suffered directly to the Party affected by the violation, including third parties, if any. The party affected by further violations shall also have the right to terminate this Agreement by first providing 3 (three) warning letters with a grace period for each warning letter of 7 (seven) Calendar Days.

25ARTICLE 25
ASSIGNMENT OF THE AGREEMENT
1.

Unless required by the laws and regulations or orders from a judicial body, a Party cannot transfer the rights, benefits, and obligations in this Agreement, either in whole or in part, to a third party without the prior written consent of the other Party.

2.

If the transfer of this Agreement is approved, the agreeing Party can determine whether the contents of this Agreement need to be updated following the assignment of this Agreement is carried out by the Party receiving the assignment.

26ARTICLE 26
TERMINATION OF THE AGREEMENT
1.	This Agreement shall expire when the term of this Agreement expires as referred to in Article 4 of the Agreement and is not extended by the Parties;
2.

This Agreement may be terminated earlier by either Party by first giving notification to the other Party no later than 14 (fourteen) Business Days prior to the date of termination of this Agreement, if the following occurs:

a.

The other Party is negligent or intentionally does not fulfill some or all of the provisions of this Agreement and the Party committing such negligence has been given a written warning by the Party not violating the provisions of this Agreement and does not have good faith to correct the error within the period in accordance with the further agreed time period;

b.	The other party is declared bankrupt based on a court decision that has permanent legal force;
c.	The licensing for the operation of telecommunications networks/services of the other Party, in whole or in part, is terminated or revoked by the competent authority (government); and/or
d.

A Force Majeure condition occurs which results in one of the Parties or the Parties being unable to carry out their obligations to the other Party with due observance to the provisions of Force Majeure in this Agreement, as well as based on the agreement of the Parties.

3.

If one of the Parties violates the provisions relating to Representations and Warranties, IPR, Confidentiality, Fraud and Violations and Sanctions in this Agreement, then the other Party shall have the right to terminate the entire contents of this Agreement without any demands from the Party being terminated and obtain indemnity from the Party committing the violation in the amount of the losses suffered, while still complying with the provisions of Article 21 of this Agreement.

4.

For the purposes of terminating this Agreement, the Parties waive the implementation or application of the provisions in Article 1266 of the Indonesian Civil Code so long as it concerns the need or requirement for a decision or determination of a court or judge to terminate an agreement, so that for the purposes of terminating this Agreement, it is not necessary or does not require a decision or determination by a court or judge.

5.	In the event of the termination of this Agreement, each Party must complete all obligations that arose before the termination and have not been completed.

27ARTICLE 27
NOTICES
1.

All notices, agreements, waivers, and other communications under this Agreement (“Notices”) must be in writing and will be deemed to have been duly delivered if (a) delivered in person or (b) sent via an internationally recognized overnight delivery service (receipt required), in either case addressed to the correct address as set out below:

PT TELEKOMUNIKASI SELULAR

Address:Telkom Landmark Tower, Tower-1 Level 15,

Jalan Gatot Subroto No. 52, Jakarta, 12710.

xxxxxxxxxxxxxxxxxx:xxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx.

PERUSAHAAN PERSEROAN (PERSERO) PT TELEKOMUNIKASI INDONESIA Tbk.

Address:Graha Merah Putih Fl. 8, JI. Gatot Subroto No. 52, Jakarta, 12710.

xxxxxxxxxxxxxxxxxxxx:xxxxxxxxxxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxxx .

2.	Except where there is evidence that the Notice has been received earlier, then a Notice is considered to have been delivered when:

a.	Delivered in person or by courier, when sent to the address as set out in this Agreement and proven by receipt of the Notice; and/or
b.	Delivered via e-mail, when confirmation of delivery has been recorded in electronic mail(email).
3.

In the event that there is a change of address by one of the Parties as contemplated in Paragraph (1) of this Article, such Party shall notify the other Party in writing 7 (seven) Calendar Days prior to the effective date of the change.

28ARTICLE 28
REPRESENTATIONS AND WARRANTIES

Each Party warrants and represents to the other Party that:

a.

Each Party is a limited liability company organised or established, legally existing under the laws of the Republic of Indonesia and has full authority to execute this Agreement and carry out all transactions contained therein;

b.	The signing, delivery and implementation of this Agreement will obtain all necessary corporate approvals and does not and will not require any approval or permit that has not already been obtained;
c.	This Agreement will be made and signed by each Party legally and is legally binding for each of its obligations and enforceable in accordance with the provisions contained therein;

d.	The individual who will represent each Party in executing this Agreement is an authorized officer in accordance with the articles of association and company regulations applicable to each Party;
e.	Each Party is not in a state of insolvency and there is no event that could materially affect each Party's ability to perform its obligations under this Agreement;
f.

Each Party obtains and maintains the validity of all permits, approvals and licenses required for and related to the provision of the IT System Services, including, but not limited to, permits, approvals and licenses that must be obtained from the authorized institutions or from other parties necessary or required; and

g.

Work results, materials, or other results from the relevant Work Order, when provided by one Party to another Party, are free from all forms of ownership and/or collateral and/or confiscation and/or all forms of third-party interests, either directly or indirectly, which may affect the rights of use of the relevant Party on the work results or materials or other results from such Work Order.

29ARTICLE 29
GOVERNING LAW AND DISPUTE RESOLUTION
1.	This Agreement is governed, interpreted, and implemented based on the laws of the Republic of Indonesia.
2.

If in the future a dispute arises in the interpretation or implementation of the provisions of this Agreement, the Parties agree to first resolve it by deliberation to reach a consensus within 60 (sixty) Calendar Days.

3.

If the resolution of the dispute as contemplated in Paragraph (2) of this Article does not result in a consensus, then the Parties agree to submit the settlement through the Indonesian National Arbitration Agency which was established in 1977 by the Indonesian Chamber of Commerce and Industry (KADIN) through Decree No. SKEP/152/DPH/1977 dated 30 November 1977, at the time of signing of this Agreement the registered address is Wahana Graha, Level 2, JI. Mampang Prapatan No.2, Jakarta 12760 (“BANI”) in accordance with all applicable BANI Arbitration Rules and Procedures (“BANI Regulations”). The BANI arbitration hearings shall be held in Jakarta, Indonesia in the Indonesian language.

4.

The Arbitration Tribunal (“Tribunal”) shall consist of 3 (three) arbitrators who understand and have knowledge of the subject matter of the Dispute, 1 (one) arbitrator appointed by the Party submitting the arbitration request as the

Petitioner, and 1 (one) arbitrator appointed by the Party who is the respondent in the arbitration request at BANI, and the third arbitrator will be selected in accordance with the BANI Regulations.

5.

The arbitration award rendered shall be final, binding and cannot be appealed and can be used as the basis for a court decision against it in Indonesia or elsewhere. Each Party hereby expressly waives the requirement of Indonesian law to grant the right to appeal an arbitration award and agrees that in accordance with Article 60 of Law no. 30 of 1999 concerning Arbitration and Alternative Dispute Resolution, no party has the right to appeal against an arbitration decision.

6.

Neither Party shall have the right to initiate or submit any action through a court in connection with any dispute arising from and related to this Agreement until the matter is determined by arbitration as provided for in this Article and only for the enforcement of the arbitration award rendered based thereon.

7.	So long as the dispute is still in the process of being resolved, each Party shall continue carrying out its obligations under this Agreement.

30ARTICLE 30
GENERAL PROVISIONS

11. Amendment/Addendum/ Side Letter

Other than the provisions agreed to in the articles of this Agreement, matters which are not sufficiently regulated in this Agreement shall be regulated later according to the agreement of the Parties and will be stated in an amendment/addendum/side letter made and signed by the Parties and having the same legal force as this Agreement.

22. Entire Agreement

This Agreement and any related written agreements signed concurrently with this Agreement contain the entire agreement and understanding of the Parties with respect to the subject matter of this Agreement, and all prior agreements, understandings and negotiations relating to such subject matter are superseded and incorporated into this Agreement.

33. Separate Signing

This Agreement may be signed separately, each of which will be considered an original document of this Agreement and together will be considered as one and the same agreement.

44. Severable Provisions

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, for such jurisdiction, be invalid to the extent that such prohibition or unenforceability does not invalidate the remaining provisions of this Agreement, and any prohibition or unenforceability in any such jurisdiction shall not cancel or cause the invalidity of such provisions in other jurisdictions. In the event that a provision in this Agreement becomes invalid, the Parties shall immediately renegotiate in good faith to agree on a new provision to re-enact this Agreement as closely as possible to its original intent and purpose. To the extent permitted by the applicable law, the Parties to this Agreement hereby waive any legal provisions that cause a provision in this Agreement to be prohibited in any case.

55. Ongoing Obligations

The expiration of the term of this Agreement or the termination of this Agreement shall not release each Party from its obligations arising during the term of this Agreement or from any of its respective obligations that, pursuant to this Agreement, remain in effect after the expiration of the term of this Agreement or the termination of this Agreement.

66. Prohibition of Giving Gratuities
a.

Each Party or personnel, representatives, agents, subcontractors, partners/associates, or affiliates of each Party, or other parties acting for or on behalf of or in the interests of each Party, are prohibited and are not permitted (i) to carry out acts of corruption or fraudulent acts; or (ii) offer or provide gifts, commissions, rebates, or compensation in any form or nature to the personnel of other Parties; or (iii) to try or attempt to do, or agrees to do, the actions previously mentioned in points (i) or (ii), in connection with and/or in the context of each Party entering into or implementing this Agreement, and/or in connection with and/or in the context of each Party's business for the purposes of making or implementing this Agreement, and/or as an inducement or reward for carrying out or not carrying out an action by the other Party's personnel in connection with and/or in the context of (a) any matter or affairs relating to this Agreement; (b) the entry into or implementation of this Agreement by each Party; and/or (c) the efforts of each Party for the purpose of making or implementing this Agreement.

b.

In the event of a violation of the provisions of Letter (a) of this Paragraph, regardless of the time at which such violation occurs, either Party shall have the right to terminate/cease this Agreement without any obligation to pay any compensation to the other Party.

77. Change of Authorised Officers

In the event that one of the Parties intends to make changes to the officer signing derivative documents (including but not limited to Work Orders, minutes of Reconciliation) to this Agreement, then such changes must be notified to the other Party via a side letter which includes the effective date of the changes. Regarding the issuance of a side letter, each Party appoints its representative as follows:

a.	TELKOM: Executive Vice President of the Wholesale Service Division, or an officer of an equivalent level who oversees a similar function.
b.	TELKOMSEL: Vice President of the IT Operations and Infrastructure, or an officer of an equivalent level who oversees a similar function.
8.	A misspelling of one or more words in this Agreement does not invalidate this Agreement or the related provisions. Misspelled words must be read and translated according to the intent of the Parties.

In witness whereof, this Agreement is drawn up in good faith, made in 2 (two) original copies and affixed with sufficient stamp duty, binding to the Parties and has the same legal force after being signed by the Parties.

PT TELKOM INDONESIA (PERSERO) Tbk.	PT TELEKOMUNIKASI SELULAR

[has been signed]	[has been signed on stamp duty of Rp10,000)

Bogi Witjaksono	Alva Bharat
Director of Wholesale & International Service	Director of Information Technology

31SCHEDULE I
DEFINITIONS AND TERMS

The Parties agree to define the meanings and terms in this Agreement, which will be outlined in this Agreement, as follows:

1.	Service Fees means a number of fees charged to TELKOMSEL periodically for providing the IT System Services which is calculated based on the usage time.
2.	Investment Costs means the costs incurred by TELKOM and/or TELKOMSEL which are directly related to the increase of capacity and capability of the IT Services system.
3.	Billing means the billing system being a system which functions to organise and process all invoices related to items or services sold.
4.	Business Intelligence System means a system used to collect, store, and analyse the data generated by the activities of a company.
5.

Business Support System (BSS) means all services, software, hardware, among others, from customer touch point, care support, billing charging and mediation system, integration system, order fulfillment system, product catalogue, customer relationship management, loyalty system and partner settlement system.

6.	Work Order means a Service request related to the provision of Services provided by TELKOM to TELKOMSEL from time to time.
7.

Force Majeure means any incident or event beyond the control of each Party, including but not limited to, the following events: fire, explosion, flood, earthquake, other disasters, strikes, riots, civil unrest, government prohibitions, hostile acts of a government or enemy or war.

8.

Fraud means various acts of fraud, deception or embezzlement in the operation of telecommunications and/or use of telecommunications facilities as contemplated in this Agreement carried out by one party including but not limited to persons, other companies/legal entities, certain organizations working or cooperating for itself and customers/users with other parties either by carrying out technical engineering, administration, and/or other forms with the aim of avoiding costs and/or for profit.

9.

Disruption means any obstruction and/or unavailability of services (interrupted communication) pursuant to this Agreement which is caused by the non-functioning of the telecommunications facilities commencing from the time TELKOMSEL submits an open ticket via the system.

10.	Intellectual Property Rights (IPR) as referred to in this Agreement includes, copyright, trademark, other intellectual property rights, as well as derivative rights attached to and related to the IT System Services in accordance with the applicable legal provisions.

11.	Calendar Days means a day according to the Gregorian calendar.
12.	Business Days means a day when banks generally operate in Jakarta, apart from Saturdays, Sundays or national holidays.
13.

Law of the Republic of Indonesia means all provisions of the laws and regulations as well as their implementing provisions, including but not limited to company law and telecommunications law applicable in the Republic of Indonesia.

14.

IndiHome means Indonesia Digital Home which is one of TELKOM's service products in the form of communication and data service packages such as home telephones (voice), internet, and interactive television services (UseeTV Cable, IPTV).

15.

Confidential information means all information, ideas, concepts, technology, manufacturing processes and knowledge (in its various natural forms) about the industry, marketing and commercial related to/or developed to support the business of an organizer.

16.	Service Level Guarantee means a guarantee for the provision of the IT System Services cooperation provided by TELKOM as contemplated in this Agreement.
17.	Joint Planning Program (JPP) means the bilateral meeting between TELKOM and TELKOMSEL to discuss and agree on plans for fulfilling the IT System Services and requirements (including but not limited to the delivery of requirements and performance information for the IT System Services) during the agreed period.

18.	Service Credits mean the replacement or compensation for the non-fulfillment of the Service Level Guarantee as regulated in this Agreement.
19.	IT System Services means each IT service and/or billing and collection system operation service for TELKOMSEL Services xxxxxxxxxxxxxxx xxxxxxxxxxxxxxx xxxxxxxxxxxxxxxxxxxxxxxxxx.
20.

TELKOMSEL Services means a TELKOMSEL service in the form of fixed broadband services (on the Effective Date known as lndiHome service), internet protocol television (IPTV) services, and voice services.

21.

Legal Day-1 means the date on which the Minister of Law and Human Rights issues an approval and/or notification receipt of the deed relating to the restatement of the resolution of the shareholders of TELKOMSEL approving the spin-off and the issuance of shares to TELKOM no later than 1 July 2023 or another date agreed in writing by the Parties as referred to in the CSA.

22.	Asset Annuity Value means the annual cost of the assets.
23.	Operation Support System (OSS) means the services, software, hardware workforce management system, OSS assurance system,

OSS fulfillment system (ordering and inventory), supply chain management system or other systems to support the operations, fulfilment, and assurance.

24.	TELKOMSEL customers are users of TELKOMSEL products and services who use TELKOMSEL Services.
25.	Fraud Solution means the effort carried out by the party suspected of committing a Fraud to the Party affected by the Fraud from claims to implementation of the Fraud settlement agreements.
26.	Personnel means a director, commissioner, employee, consultant, advisor, or another party of a Party.
27.	Fixed Broadband Core Transition Agreement means the Fixed Broadband Core Transition Services Agreement made by the Parties and signed together with this Agreement.
28.	Wholesale Agreement means the Wholesale Agreement made by the Parties and signed together with this Agreement.
29.	Reconciliation means the matching and research process on the settlement which is an update of the Parties' data based on the data held within a certain period.
30.	Security System means the services, software, hardware related to system security.
31.	Service Desk means the support facility (first-line support) to handle the inquiries, complaints and/or requests of

TELKOMSEL (other than IT requirements) in connection with the IT System Services.

32.	Subcontractor means the third party appointed by TELKOM and approved by TELKOMSEL, to provide each of the IT System Services to TELKOMSEL.
33.	SRSM means a Service Request Support and Management.
34.	Technical Age means the valid life of an asset until technically the asset used cannot be used anymore.

32SCHEDULE II
xXXXXXXXXXXXXXXXXXXXXXXXXXXXXXX

[This schedule is redacted because it is part of Telkom’s trade secret and is not material for investors.]

33SCHEDULE III
xXXXXXXXXXXXXXXXXXxxxxxx

[This schedule is redacted because it is part of Telkom’s trade secret and is not material for investors.]

34SCHEDULE IV
xxxxxxxxxxxxxxxxxxxxxxxxxxxxx

[This schedule is redacted because it is part of Telkom’s trade secret and is not material for investors.]

35SCHEDULE VI
xxxxxxxxxxxxxxxxxxxxxxxx

[This schedule is redacted because it is part of Telkom’s trade secret and is not material for investors.]

36SCHEDULE VII
xxxxxxxxxxxxxxxxxxxxxxxxx

[This schedule is redacted because it is part of Telkom’s trade secret and is not material for investors.]